UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 31, 2024

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

B-23A-02, G-Vestor,

Pavilion Embassy, 200 Jalan Ampang,

50450, W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (60) 3 8408 -1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, the Company’s board of directors (the “Board”) unanimously resolved that Prabodh Kumar Kantilal H. Sheth (“Mr. Sheth”) will be re-designated from an independent director to a non-executive director and will resign from his positions as chairman of the Board’s Audit Committee and Compensation Committee and member of the Nominating and Corporate Governance Committee effective June 1, 2024. On the same day, the Board also resolved to appoint our independent director and chairman of the Nominating and Corporate Governance Committee, Mean Kwong Han (Mr. Han) as chairman of the Audit Committee and to appoint Chee Wah Chew (“Mr. Chew”) and Christopher Yu Nien Wong (“Mr. Wong”) as independent directors to the Board effective June 1, 2024. Both Mr. Chew and Mr. Wong will serve on the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Chew will serve as chairman of the Compensation Committee effective June 1, 2024.

Mr. Chew is a fellow member of the Association of Taxation and Management Accountants (ATMA), Australia. Mr. Chew has over 30 years of experience in corporate management, advisory and restructuring. He started his career at Crestline Corporation Sdn. Bhd., a Malaysian company providing general contracting, computer equipment and printing services, as one of the co-founders and a director from January to October in 1985 and subsequently founded another Malaysian company, Unique Computer House Sdn. Bhd., specializing in computer hardware and software selling, as a major shareholder and director from October 1985 to December 1990.

From July 1993 to September 2008, Mr. Chew served as an advisor in both public and private entities including a role of personal advisor to managing director in Shougang Concord Grand (Group) Limited (0730.HK), a company listed on the Main Board (the “Main Board”) of the Stock Exchange of Hong Kong Limited (the “SEHK”) for the year of 1993 and Shenzhen International Holdings Limited (0152.HK), a red chip company listed on the Main Board of the SEHK for the years of 1993 to 1995, respectively. During 2003 to 2004, Mr. Chew served as China advisor of University of Wales, UK and Binary University College, Malaysia, respectively, principally responsible for recruiting overseas students from China for the universities. From March 2006 to September 2008, he was appointed by another Main Board company, Uni-Bio Science Group Limited (0690.HK) as group general manager and subsequently promoted to become group advisor from 2007.

From December 2011 to April 2014, he served as corporate finance advisory manager of Deloitte & Touche Financial Advisory Services Limited (“Deloitte”). During his tenure in Deloitte, he principally worked in Shenzhen, China and provided advisory services to both corporate and private clients on mergers and acquisitions (M&A) or securities listing projects.

Since November 2014, Mr. Chew has served as a director of various companies listed on the Main Board or the Growth Enterprise Market (the “GEM”) of the SEHK. From November 2014 to May 2015, Mr. Chew was appointed as a non-executive director and chairman of the board of the directors (the “BOD”) by a Main Board company, Golden Shield Holdings (Industrial) Limited (2123.HK), primarily responsible for overseeing the company’s restructuring exercise and legal proceedings. From May 2014 to April 2016, he was appointed as an executive director and chairman of the BOD of hmvod Limited (formerly known as, “Tai Shing International (Holdings) Limited”), a company listed on the GEM of the SEHK (8103.HK). From March 2017 to November 2022, he was appointed as an executive director of another Main Board company, Natural Dairy (NZ) Holdings Limited (0462.HK) and primarily responsible for restructuring of the company.

From July 2021 to May 2022, Mr. Chew served Solomon Financial Press Limited, a subsidiary of the GEM company, Jisheng Group Holdings Limited (8133.HK) as Chief Operating Officer for the period of July 2021 to February 2022 and subsequently transferred to be Chief Investment Officer.

Since October 2023, Mr. Chew has served as an independent and non-executive director of Imperial Pacific International Holding Limited (1076.HK), a company listed on the Main Board of the SEHK.

Mr. Chew earned a Doctor of Philosophy (PhD) degree in business administration from Nueva Ecija University of Science and Technology (NEUST) in Republic of the Philippines in 2013.

As compensation for services as an independent director, Mr. Chew shall receive a monthly fee of $1,000 in cash payable quarterly, commencing on June 1, 2024.

Mr. Wong is a Chartered Member (Chartered MCSI) of the Chartered Institute of Securities & Investment (CISI), United Kingdom (UK) and is a registered Trust and Estate Practitioner (TEP) of the Society of Trust and Estate Practitioners (STEP). Mr. Wong was conferred the Knight Companion of The Most Esteemed Order of the Crown of Pahang, Darjah Indera Mahkota Pahang (DIMP) for his rendering meritorious service to the State of Pahang in Malaysia and carries the title Dato’.

From 1999 to 2002, Mr. Wong worked in Hong Kong as a registered foreign lawyer in the global capital markets practice group in a global law firm, Allen & Overy. In 2001, he called to the English Bar as a barrister-at-law with The Honourable Society of Lincoln’s Inn. For the next decade from 2002 to 2011, he worked as transaction and execution counsel in a global European financial institution, Deutsche Bank AG (Deutsche Bank) and served as a director of one of Deutsche Bank’s branch companies in Hong Kong, DB Trustees (Hong Kong) Limited. From 2011 to 2020, he moved to The Bank of New York Mellon (BNY Mellon), a global US trust and custody bank, initially served as managing director and associate general counsel responsible for the bank’s issuer and collateral support legal teams in Asia Pacific and subsequently was promoted to become Asia Pacific head of relationship management for the bank’s corporate trust business in the Asia Pacific region. He also served as a director of one of BNP Mellon’s branch companies in Hong Kong, BNY Mellon Trustee Company (Hong Kong) Limited.

From 2020 to 2021, Mr. Wong served as general counsel in Claritas HealthTech Pte. Ltd., an emerging Artificial Intelligence (AI) Healthtech startup company in Singapore. During 2021 to 2023, he served as Head of Capital Markets North Asia of Intertrust Group, a European corporate service firm as founder of its capital markets and corporate trust business in North Asia based in Hong Kong, building a new client base and servicing platform from ground-up, covering client segments such as investment banks, sovereign agencies, regulatory technology (RegTech) companies and financial technology (FinTech) companies.

Mr. Wong founded FYDUS Group, a fiduciary and professional solution provider in Asia and the Middle East and has served as Chief Commercial Officer since 2023.

Mr. Wong was admitted as an Advocate and Solicitor of the High Court of Malaya in December 2021. He has been a partner of a legal firm in Kuala Lumpur, Malaysia Chow Kok Leong & Co. with a focus on cross-border banking, trust, and capital markets transactions since early 2024.

Currently, Mr. Wong serves on the board of Bauhinia ILBS 1 Limited, the first Hong Kong public listed company sponsored by a Hong Kong government agency to issue the first Hong Kong-listed asset-backed securities based on infrastructure project loans.

Mr. Wong was awarded a Bachelor of Laws (LLB) degree from University of Leicester, UK in July 1997.

As compensation for services as an independent director, Mr. Wong shall receive a monthly fee of $1,000 in cash payable quarterly, commencing on June 1, 2024.

Both Mr. Chew and Mr. Wong do not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director, and there are no arrangements or understandings with any person pursuant to which they were selected as director of the Company. Both Mr. Chew and Mr. Wong are not a party to any transactions listed in Item 404(a) of Regulation S-K.

Effective June 1, 2024, the composition of the Board and each committee of the Board is set forth below:

Directors:

Chew, Chee Wah (Chew)

Chuchottaworn, Srirat (Chuchottaworn)

Han, Mean Kwong (Han)

Lee, Chong Kuang (Lee)

Loke, Che Chan Gilbert (Loke)

Sheth, Prabodh Kumar Kantilal H. (Sheth)

Wong, Christopher Yu Nien (Wong)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement with Chew Chee Wah, dated June 1, 2024.
10.2	Independent Director Agreement with Wong Christopher Yu Nien, dated June 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: June 3, 2024	By:	/s/ Lee Chong Kuang
	Title:	Chief Executive Officer,
President, Director
(Principal Executive Officer)

Date: June 3, 2024	By:	/s/ Loke Che Chan, Gilbert
	Title:	Chief Financial Officer, Secretary,
Treasurer, Director
(Principal Financial Officer and
Principal Accounting Officer)